UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2007

Calypte Biomedical Corporation
(Exact name of Company as specified in its charter)

Delaware	000-20985	06-1226727
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

5 Centerpointe Drive, Suite 400, Lake Oswego, OR 97035
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (971) 204-0282

N/A

(Former name or former address, if changed since last report)

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d) On March 8, 2007, the Board of Directors of Calypte Biomedical Corporation appointed Adel Karas as a member of its Board of Directors. Mr. Karas will not initially serve on any committees of the Board. Since December 2005 Mr. Karas has worked as the Regional Director (Asia, Africa & Middle East) for the World Agency of Planetary Monitoring & Earthquake Risk Reduction (WAPMERR) based in Dubai, United Arab Emirates (UAE).  WAPMERR is involved with disaster management and risk assessments. Prior to his involvement with WAPMERR, in 2003 Mr. Karas co-founded and served as Managing Director of Strategic Energy Investment Group in Dubai. He started this group following his retirement from Petroleum Geo-Services (PGS) in Houston, Texas where he served as Senior Vice President of Business Development for two years before moving to Dubai where he set up and, for the next eight years, served as President of PGS for the Middle East Region.  Mr. Karas served, as well, as the executive vice president for Grant Tensor Geophysical in Houston-Texas and as the president of Tensor Geophysical in Egypt. Mr. Karas attended AinShams University, University of Texas and University of Houston. He holds degrees in Geophysics and Operations Research as well as a Masters Degree in electrical engineering and an MBA.

Item 9.01  Financial Statements and Exhibits

(c) Exhibits

99.1  Calypte Biomedical Corporation press release dated May 14, 2007.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: Lake Oswego, Oregon May 14, 2007

Calypte Biomedical Corporation

	By:	/s/ Jerrold D. Dotson
Jerrold D. Dotson
Vice President- Finance and Administration